Exhibit 10.3

ARGON ENGINEERING ASSOCIATES, INC.
STOCK PLAN
Amended and Restated as of October 27, 2003

Witnesseth this STOCK PLAN dated as of the 9th day of December of 1998, and amended on the 17th day of September of 2001, the 20th day of December 2002 and the 27th day of October, 2003 by ARGON ENGINEERING ASSOCIATES, INC., a Virginia corporation:

     1.     PURPOSE OF PLAN.

The purpose of this Stock Plan (Plan) is to further the success of the Company and its subsidiaries or affiliates by making stock of the Company available to employees of the Company through grants of Incentive Stock Options, non-qualified stock options and Restricted Stock. The Plan provides an incentive to such persons to continue in the service of the Company, to perform at and above targeted levels, and to give them a greater interest as stockholders in the success of the Company.

     2.     REFERENCES, CONSTRUCTION AND DEFINITIONS.

Unless otherwise indicated, all references made in the Plan shall be to articles, sections and subsections of the Plan. The Plan shall be construed in accordance with the laws of the Commonwealth of Virginia. The headings and subheadings in the Plan have been inserted for convenience of reference only and are to be ignored in construction of the provisions of the Plan. In the construction of the Plan, the masculine shall include the feminine and the singular the plural wherever appropriate. If any provision of this Plan shall be held invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan and this Plan shall be construed and enforced as if such illegal and invalid provisions had never been included. The following terms (in alphabetical order) shall have the meanings set forth opposite such terms for purposes of the Plan:

(a)	“Board” means the Board of Directors of the Company;

(b)	“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday on which the New York Stock Exchange is open for business;

(c)	“Change of Control” means (I) the accumulation (including through a merger, consolidation, share exchange, division or sale) by any individual, firm, corporation or other entity (other than current shareholders of the Company as of the date the Plan is adopted or last amended; the Company or any subsidiary; any profit-sharing, employee stock ownership, or other employee benefit plan of the Company or any subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity), separately or in combination with any affiliates or associates, of beneficial ownership of more than fifty-one percent (51%) of the outstanding shares of all classes of capital stock of the Company authorized to be issued from time to time under the Company’s Articles of Incorporation, or (II) the sale or disposition of the assets of the Company as a result of which current shareholders of the Company as of the date the Plan is adopted or last amended, do not hold, immediately following such sale, a majority of the voting power of each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than ten percent (10%) of the consolidated assets of the Company immediately prior to the transaction; provided, however, that it shall not include any such accumulation, sale or disposition which a majority of the Board, acting at a meeting held not more than 60 days after the date of such accumulation and at which a quorum of directors sufficient to conduct business under Virginia law is present, declares, for reasons in its sole discretion, not to be a “Change of Control” for purposes of this Plan; and provided, further, that the date of a Change of Control shall be deemed to be the actual date of accumulation, sale or disposition or, if such date is not clearly determinable, the date on which a majority of the Board members, meeting as described above, shall determine was the date as of which the Company had reason to know of the accumulation, sale or disposition.

(d)	“Class A Common Stock” means the $0.01 par value, voting common stock of the Company;

(e)	“Class B Common Stock” means the $0.01 par value, nonvoting common stock of the Company;

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time;

(g)	“Committee” means the Compensation Committee of the Board as constituted from time to time; provided, however, that if the Committee shall not be in existence, the term “Committee” shall mean the Board;

(h)	“Company” means Argon Engineering Associates, Inc., a Virginia corporation;

(i)	“Common Stock” means the Class A and Class B Common Stock of the Company;

(j)	“Date of Grant” means the date on which an option or award of Restricted Stock is granted under the Plan;

(k)	“Effective Date” means the latest of (I) 9 December 1998, (II) the date on which the Plan is approved and adopted by the Board and approved by the shareholders of the Company within twelve (12) months of adoption by the Board, and (III) the date on which the Committee shall have been advised by legal counsel that all other applicable legal requirements have been met;

(l)	“Fair Market Value” means, for as long as neither class of Common Stock is readily tradable on an established securities market, the values determined for Class A and Class B Common Stock at least annually by the Committee in its sole discretion based on values either (I) determined by an “independent appraiser” as defined in regulations under Code Section 170(a)(1), or (II) as if determined for sales by holders of less than 10% of issued shares pursuant to Paragraph 4 of the Shareholders Buy-Sell Agreement attached hereto; provided, however, (A) if at any time either class of Common Stock does become traded on a reasonably active basis, but not listed on an established stock exchange, its Fair Market Value shall be based on the mean between the highest and lowest sales prices as reflected on the NASDAQ Interdealer Quotation System of the National Association of Securities Dealers, Inc. on the date in question or, (B) if it is listed on an established stock exchange, based on the mean between the highest and lowest sales prices on such exchange on the date in question, and (C) in the case of Incentive Stock Options, Fair Market Value may not be less than fair market value within the meaning of Section 422 of the Code; and provided, further, that if, for any reason, Fair Market Value otherwise cannot be ascertained or is unavailable for a particular date, such value shall be determined as of the nearest preceding date on which such value can be ascertained pursuant to the applicable method described above;

(m)	“Incentive Stock Option” means any option granted with the intent of being an option as defined in Code Section 422 and containing the terms necessary to meet the requirements of that section of the Code and related Code sections and regulations;

(n)	“Reorganization” means any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the transaction;

(o)	“Reorganization Agreement” means a written plan or agreement regarding the terms and implementation of a Reorganization;

(p)	“Restricted Stock” means a share of Common Stock with time or performance conditions which must be satisfied before the holder of the share can exercise full ownership of it;

(q)	“10-Percent Shareholder” means any individual who owns more than ten percent (10%) of the total combined voting power of all classes of Common Stock as determined after applying the attribution rules under Code Section 424(d).

 3.     STOCK SUBJECT TO PLAN.

Subject to the provisions of Section 11, there shall be reserved for issuance or transfer upon the exercise of options or the satisfaction of conditions on Restricted Stock awards to be granted from time to time under the Plan an aggregate of 120,000 shares of Class A Common Stock and an aggregate of 3,000,000 shares of Class B Common Stock, which shares may be in whole or in part, as the Board shall from time to time determine, authorized and unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Company. If any option or Restricted Stock award granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the shares subject thereto shall again be available for the purposes of the Plan.

 4.     ADMINISTRATION.

(a)	The Plan shall be administered by the Committee. Actions by the Committee for purposes of the Plan shall be by not less than a majority of its members, or in the case of any action directly affecting one or more of the Committee members, by not less than a majority of those members not affected directly by the action. Any decision or determination reduced to writing and signed by all the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

The Committee, if other than the full Board, shall report all action taken by it to the Board.

(b)	In the granting of options or Restricted Stock Awards under the Plan and during the term of such awards, the Committee shall have authority in its discretion, but subject to the express provisions of the Plan

1.	to determine the employees to whom options or Restricted Stock awards shall be granted;

2.	to determine the time or times when options or Restricted Stock awards shall be granted;

3.	to determine whether an option shall be granted as an Incentive Stock Option or a non-qualified stock option;

4.	to determine the purchase price of the Common Stock covered by each option;

5.	to determine the number of shares to be subject to each option or Restricted Stock award, except that no option or award for fractional shares may be issued;

6.	to determine when an option can be exercised and whether in whole or in installments as the result of a vesting schedule triggered by the passage of time or the attainment of performance goals set by the Committee and approved by the Board;

7.	to determine the conditions that must be satisfied for restrictions to be removed from stock subject to Restricted Stock awards granted and the timing and manner by which those conditions must be satisfied;

8.	to prescribe, amend, and rescind rules and regulations relating to the Plan;

9.	to determine any other terms and provisions and any related amendments of the individual option or Restricted Stock award agreements, which need not be identical for each employee, including such terms and provisions (and amendments) as shall be required in the judgment of the Committee to conform to any change in any law or regulation applicable thereto, and with particular regard to any changes in or effect of the Code and the regulations thereunder; and

10.	to make all other determinations deemed necessary or advisable for the administration of the Plan.

 5.     ELIGIBILITY.

.	Options and Restricted Stock may be granted under this Plan only to employees of the Company. A director of the Company or of a subsidiary or affiliate, who is not also an employee of the Company, will not be eligible to receive options or restricted stock under the Plan. In determining the persons to whom options or Restricted Stock awards shall be granted and the number of shares to be covered by each option or award, the Committee may take into account the nature of the services rendered by the respective persons, their present and potential contributions to the Company’s success and such other factors as the Committee in its discretion shall deem relevant. Options and awards may be granted to persons who hold or have held options or awards under the Plan or any other previous or contemporaneous plans.

6.     OPTION GRANTS AND LIMITS.

(a)	Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board shall constitute the granting of any option hereunder. The granting of an option pursuant to the Plan shall take place only when a written option agreement shall have been duly executed and delivered by or on behalf of the Company and the individual (or his duly authorized attorney-in-fact) in whom such option is to be granted.

(b)	Anything herein to the contrary notwithstanding, but subject to Section 8(f), the aggregate Fair Market Value, determined on the Date of Grant, of the shares of common stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under the Plan or any other plan of the Company) shall not exceed $100,000.00.

(c)	During an employee’s lifetime, any option granted to him under the Plan shall be exercisable only by the employee or any guardian or legal representative of the employee, and the option shall not be transferable except, in case of the death of the employee, by will or the laws of descent and distribution, nor shall the option be subject to attachment, execution or other similar process. In the event of (I) any attempt by the employee to alienate, assign, pledge, hypothecate or otherwise dispose of the option, except as provided in the Plan, or (II) the levy of any attachment, execution or similar process upon the rights or interest conferred by the option, the Company may terminate the option by notice to the employee and upon such notice the option shall become null and void.

7.     OPTION PRICES.

The option price for Common Stock to be issued pursuant to any option granted hereunder may be at any price set by the Committee in its discretion; provided, however, the option price for any Incentive Stock Option issued under the Plan shall be not less than the Fair Market Value as of the date of grant of the option, which date shall be a Business Day; and further provided, the option price for any Incentive Stock Option issued under the Plan to any 10-Percent Shareholder shall be one hundred-ten percent (110%) of such Fair Market Value.

8.     EXERCISE OF OPTIONS.

(a)	An employee may exercise any option granted under the Plan with respect to all or any part of the number of shares then exercisable under the terms of his written option grant agreement by giving the Committee written notice of intent to exercise. The notice of exercise shall specify the number of shares to be purchased under the option and the date of exercise, which shall be at least five (5) days after the giving of such notice unless an earlier time shall have been mutually agreed upon by the employee and the Company.

(b)	Full payment of the option price for the shares purchased shall be made by the employee on or before the exercise date specified in the notice of exercise.

Payment of the purchase price of any shares with respect to which the option is being exercised shall be (I) cash, (II) certified check to the order of the Company, or (III) shares of Common Stock of the Company valued at the Fair Market Value on such Business Day as the option or portion thereof is exercised.

(c)	The Company shall not be required to deliver certificates for such shares until full payment of the option price has been made. On or as soon as is practicable after the exercise date specified in an employee’s notice and upon full payment of the option price, the Company shall cause to be delivered to the employee a certificate or certificates for the shares then being purchased (out of previously unissued Common Stock or reacquired Common Stock, as the Company may elect). The exercise of the option and the resulting obligation of the Company to deliver Common Stock shall, however, be subject to the condition that the listing, registration, or qualification of the option or the shares upon any securities exchange or under any State or federal law, or the consent or approval of any governmental regulatory body shall have been effected or obtained free of any conditions not acceptable to the Committee, if at any time the Committee shall determine in its sole discretion that such listing, registration, qualification, consent or approval is necessary or desirable.

(d)	If an employee fails to pay for any of the shares specified in such notice or fails to accept delivery of the shares, his right to purchase such shares may be terminated by the Company. The date specified in the employee’s notice as the date of exercise shall be deemed the date of exercise of the option, provided that payment in full for the shares to be purchased upon such exercise shall have been received by such date.

(e)	In no event may an option be exercised within one year of its Date of Grant or after the date which is ten (10) years from the Date of Grant of such option (or five (5) years from the Date of Grant for any Incentive Stock Option issued under the Plan to any 10-Percent Shareholder) or such shorter period as is prescribed in Section 9.

(f)	In the event of the Change of Control, dissolution or liquidation of the Company, any option granted under the Plan shall become fully exercisable as to all or any part of the shares covered thereby including shares as to which such option would not otherwise be exercisable by reason of an insufficient lapse of time. In such event, an employee may exercise his options for a period of not less than thirty (30) days prior to the closing of such Change of Control, dissolution, or liquidation, beginning as of a date to be fixed by the Committee, provided that not less than thirty (30) days’ written notice of the date so fixed shall be given to each employee. Only in the event of an exercise upon Change of Control, dissolution, or liquidation under this paragraph may an employee simultaneously exercise an option and sell the underlying stock so as to effect a “cashless” exercise of the option by using the cash proceeds from the sale of the underlying stock to exercise the option.

(g)	The holder of an option shall not have any of the rights of a stockholder with respect to the shares subject to the option until such shares shall be issued or transferred to him upon the exercise of his option.

(h)	Notwithstanding the foregoing, any shares that may be purchased as of the Effective Date, pursuant to the terms of any option granted prior to the Effective Date, shall continue thereafter to be purchasable pursuant to the exercise of such option.

9.     OPTION PERIOD

               The ability to exercise options under the Plan shall be conditioned as follows:

(a)	Exercise During Employment. Unless otherwise provided in the terms of an option, an option may be exercised by an employee while he is an employee and has maintained since the date of the grant of the option continuous status as an employee. An option granted pursuant to the Plan may not be exercised following the termination of the employee’s employment with the Company or its subsidiaries for any reason other than (I) permanent disability described in subsection (c) below, or (II) death as described in subsection (d) below.

(b)	Exercise Upon Retirement. Unless otherwise provided in the terms of an option, if an employee’s continuous employment shall terminate by reason of his retirement from the Company, a retired employee shall become one hundred percent (100%) vested in any option he has been granted under the Plan as of that date and he may exercise the otherwise exercisable option immediately prior to and upon his retirement date. For purposes of this Plan only, retirement shall mean the employee’s total cessation of activity in the profession practiced by the Company on or after he attains age sixty-two (62).

(c)	Exercise Upon Permanent Disability. Unless otherwise provided in the terms of an option, if an employee’s continuous employment shall terminate by reason of a permanent disability (as determined by the employee’s establishing to the Committee his disability as defined in Code Section 22(e)(3), as amended from time to time), then the employee shall become one hundred percent (100%) vested in any option he has been granted under the Plan as of that date and he may exercise the otherwise exercisable option anytime within six (6) months of his termination of employment due to permanent disability.

(d)	Exercise Upon Death. Unless otherwise provided in the terms of an option, if an employee’s continuous employment shall terminate by reason of his death, then the deceased employee shall become one hundred percent (100%) vested in any option he has been granted under the Plan as of that date and the person or persons (including his estate) to whom his rights under such option shall have passed by will or by laws of descent and distribution may exercise the otherwise exercisable option anytime within six (6) months of his death.

10.     RESTRICTED STOCK AWARD GRANTS AND LIMITS.

(a)	Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board shall constitute the granting of any Restricted Stock award hereunder. The granting of an award pursuant to the Plan shall take place only when a written Restricted Stock award agreement shall have been duly executed and delivered by or on behalf of the

Company and the individual (or his duly authorized attorney-in-fact) to whom such award is to be granted.

(b)	During an employee’s lifetime and at any time prior to the satisfaction of the conditions under the Restricted Stock award, a Restricted Stock award granted under the Plan shall not be transferable except, in case of the death of the employee, by will or the laws of descent and distribution, nor shall the award be subject to attachment, execution or other similar process. In the event of (I) any attempt by the employee to alienate, assign, pledge, hypothecate or otherwise dispose of the award, except as provided in the Plan, or (II) the levy of any attachment, execution or similar process upon the rights or interest conferred by the award, the Company may terminate the award by notice to the employee and upon such notice the award shall become null and void.

(c)	Unless otherwise provided in the terms of the award, if an employee’s continuous employment shall terminate by reason of his death or disability (as determined by the employee’s establishing to the Committee his disability as defined in Code Section 22(e)(3), as amended from time to time), then all conditions under the Restricted Stock award shall be considered satisfied and the employee (or his surviving beneficiary) shall become one hundred percent (100%) vested in full ownership rights in the Common Stock subject to the award as of that date.

(d)	If an employee’s continuous employment shall terminate for any reason other than his death or disability, then all Common Stock under the Restricted Stock award shall be forfeited immediately by the employee as of that date.

(e)	In the event of a Change of Control, dissolution or liquidation of the Company, then all conditions under any outstanding Restricted Stock awards shall be deemed satisfied and the employees holding such awards shall become one hundred percent (100%) vested in full ownership rights in the Common Stock subject to the awards as of the date of such Change of Control, dissolution or liquidation.

(f)	Notwithstanding anything to the contrary in this Section 10, if an employee’s employment terminates with cause, as determined by the Committee in its discretion, then all Common Stock under any Restricted Stock award held by the employee shall be forfeited by him immediately as of such termination.

(g)	The Company shall not be required to deliver certificates for such shares until all conditions under the Restricted Stock award have been satisfied or deemed satisfied pursuant to paragraphs (c) or (e) above. On or as soon as is practicable after the conditions under the award have been satisfied, the Company shall cause to be delivered to the employee a certificate or certificates for the shares then being released (out of previously unissued Common Stock or reacquired Common Stock, as the Company may elect). The obligation of the Company to deliver Common Stock shall, however, be subject to the condition that the listing, registration, or qualification of the shares upon any securities exchange or under any State or federal law, or the consent or approval of any governmental regulatory body shall have been effected or obtained free of any conditions not acceptable to the Committee, if at any time the Committee shall determine in its sole discretion that such listing, registration, qualification, consent or approval is necessary or desirable.

 11.     ADJUSTMENTS.

(a)	In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares or dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Committee in the number and kind of shares for which options and Restricted Stock awards may be granted under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding grants, or portions thereof then unexercised or unsatisfied, shall be applicable, to the end that the proportionate interest of the holder of the grant shall, to the extent practicable without the existence of fractional shares, be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of the option, but with a corresponding adjustment in the option price per share. To the extent that fractional shares would have otherwise resulted from such adjustments, such fractional shares will be deemed forfeited from any option or Restricted Stock award, and appropriate adjustments shall be made to the option price of any effected option.

(b)	In the event of a Reorganization in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, then

1.	if there is no Reorganization Agreement or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the shares under outstanding options or Restricted Stock awards for securities of another corporation, then the Committee shall take such action, and the options shall terminate, as provided in subparagraph (f) of Section 8 and the conditions under all Restricted Stock awards shall be deemed to be fully satisfied as provided in Section 10(e), but

2.	if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion or exchange of the shares under outstanding options or Restricted Stock awards for securities of another corporation, then the Committee shall adjust the shares under the Plan, if the Reorganization Agreement makes specified provision for such adjustment, in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion or exchange of such stock and such options.

(c)	Adjustments and determinations under this Section 11 shall be made by the Committee, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding and conclusive.

12.      AMENDMENT AND TERMINATION.

Unless the Plan shall have been terminated earlier as hereinafter provided, it shall terminate upon, and no option or Restricted Stock award shall be granted under this Plan after, the tenth anniversary of the Effective Date. The Board may terminate the Plan or make such modifications or amendments thereof as it shall deem advisable, or to conform to any change in any law or regulation applicable thereto, including (a) increasing the maximum number of shares for which options and Restricted Stock awards may be granted under the Plan, subject to shareholder approval, (b) changing the class of employees eligible to receive such grants, subject to shareholder approval, (c) increasing the periods during which grants may be made or fulfilled, or (d) providing for the administration of the Plan other than by the Committee. No termination, modification or amendment of the Plan may, without the consent of any employee with rights under an outstanding grant under this Plan, adversely affect the rights of such employee.

13.     RESTRICTIONS ON ISSUING SHARES.

(a)	Each issuance of Common Stock shares as the result of the exercise of any option or satisfaction of the conditions under any Restricted Stock award shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such delivery or purchase of Common Stock shares, then in any such event, such option exercise or Restricted Stock grant satisfaction shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained under conditions acceptable to the Company.

(b)	Any employee of the Company who receives an option or Restricted Stock grant under this Plan, by the receipt of that grant shall agree to be subject to and bound by the provisions of the Shareholder’s Buy-Sell Agreement (a form of which is attached hereto), which is incorporated herein by this reference. Accordingly, the optionee furthermore agrees that he shall at no time during the existence of such Shareholder’s Buy-Sell Agreement, directly or indirectly, sell, assign, transfer, encumber, gift or otherwise deal with or dispose of all or any part of the Common Stock shares issued to him pursuant to any option or Restricted Stock grant under the Plan.

 14.     USE OF PROCEEDS.

The proceeds received from the sale of Common Stock pursuant to the exercise of options granted under the Plan shall be added to the Company’s general funds and are used for general corporate purposes.

15.      INDEMNIFICATION OF COMMITTEE.

In addition to such other rights of indemnification as they may have as members of the Board or as members of the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party be reason of any action taken or failure to act under or in connection with the Plan, or any option or Restricted Stock award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction or a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit or proceeding, a Committee member shall notify the Company in writing, giving an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle it on his own behalf.

 16.     EFFECTIVENESS OF THE PLAN.

The Plan shall become effective as of the Effective Date. Options and Restricted Stock awards may be granted to employees prior to such date, but the right of any employee to the issuance of Common Stock shares as the result of the exercise of any option or satisfaction of the conditions under any Restricted Stock award shall be conditioned upon such adoption and approval by the Board and shareholders of the Company as required in Section 2(k)(II).

 17.     MISCELLANEOUS.

(a)	Employment Not Affected. Neither the granting of an option or Restricted Stock award, nor the exercise of the option or fulfillment of the conditions of an award shall be construed as granting to any employee any right with respect to continuance of his employment with the Company. Except as may otherwise be limited by a written agreement between the Company and an employee, the right of the Company to terminate at will the employee’s employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company as the employer or on behalf of the employer (whichever the case may be), and acknowledged by the employee.

(b)	Notice. Any notice to the Company provided for in this instrument shall be addressed to it in care of its Secretary at its principal office in the Commonwealth of Virginia, and any notice to an employee shall be addressed to the employee at the current address shown on the payroll records of the Company. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

(c)	Waiver or Breach. No waiver of any breach of any covenant or provision of this Plan shall be deemed a waiver of any preceding or succeeding breach of the provisions of this Plan, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

(d)	Binding Effect. This agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the parties hereto.

COMPANY:

Argon Engineering Associates, Inc.

(CORPORATE SEAL)

By:	Attest:

Vice President